Exhibit 10.1

AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (the “AGREEMENT”) made as of this 15th, day of January, 2018, by and between Beachfront Comforts, Inc., a Nevada corporation (“Buyer”) and DB Holdings, Inc. (the “Shareholder” or “Seller”) the parties hereinafter referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller is the owner of 10,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”) of APEX 10, Inc., a Delaware corporation (the “Company”).

WHEREAS, Buyer wishes to purchase 10,000,000 shares of the total Common Stock of APEX 10, Inc. held by Seller whereas;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase the Stock for a total purchase price of One Hundred Dollars ($100.00) being responsible for all fees and costs of APEX 10, Inc. from the date of this Agreement forward including any listing costs.

2. Closing and Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of the Parties, Seller will sell and, subject to the terms and conditions hereof, and Purchaser will purchase, at a single closing, the Stock. The Closing shall take place, upon the execution of this Agreement, by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto on such date as may be agreed upon by the Parties (the “Closing Date”).

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof and shall be true and correct in all material aspects as of the day of Closing:

a) Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer’s obligations herein, will constitute, a legal, valid and binding obligation of Seller.

b) Title to Stock. Seller is the sole record and beneficial owner of the Stock and has sole managerial and dispositive authority with respect to the Stock. Seller has not granted any person a proxy with respect to the Stock that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

c) No Breach. The execution and delivery of this Agreement by Seller and the performance thereof by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach or violation of or a default under the Articles of Incorporation or By-laws of Company.

d) Capitalization. The authorized capital stock of the Company, including the number of shares issued and outstanding have been provided and incorporated by reference herein. All of such outstanding shares of stock are validly issued, fully paid and non-assessable. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Seller or the Company is a party to or by which Seller or the Company is bound relating to the issued or unissued capital stock of Seller or obligating Seller to issue or sell any shares of capital stock, or other equity interests in the Company.

e) Compliance with Laws. Neither Seller nor the Company is in conflict with, or in default or violation of any Federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United Sates or any other jurisdiction, and any other similar act or law (“Law”) applicable to it. As of the date of this Agreement, there are no actions, proceedings, investigations or surveys pending or, to the knowledge of the Seller, threatened against the Company. Neither Seller nor the Company has received from any United States Federal, state or local or any foreign governmental, regulatory or administrative authority or agency or commission, or any court, tribunal or arbitral body (“Governmental Entity”) any written notification with respect to possible conflicts, defaults or violation of Laws as it relates to the Company.

f) Taxes. Seller and the Company have filed all tax returns that they are required to file, and have paid all taxes shown thereon as owing.

g) Securities Laws. Seller and the Company have filed all necessary documents that they are required to file, under the 1933 and 1934 Securities and Exchange Acts (the “Acts”) on a timely basis, if any are required.

h) Governmental Approvals. No approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Authority, is required to be obtained or made by Seller or the Company in connection with the execution and delivery by Seller of this Agreement, the performance of obligations of Seller or Company hereunder or the consummation by Seller of the transactions contemplated hereby.

i) Certain Business Practices. Neither Seller, nor any director, officer, agent or employee of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. No Seller, nor any director, officer, employee or agent of Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Company has since, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder such the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects, of the Company, or which could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

j) Related Parties. Seller is not party to any contract with or for the benefit of, or has any indebtedness, obligation or liability to any director, officer or employee of any such party or any natural person related by blood, adoption or marriage to any such person (each, a “Related Party”).

k) No Material Statement or Omission of Material Fact. Neither this Agreement or the representations and warranties of Seller contained herein or in any documents, instruments, certificates or Schedules furnished pursuant thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a) Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

b) Power and Authority. Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding sale of stock.

c) Information Concerning the Company. Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.

d) Investment Experience. The Buyer understands that the purchase of the Stock involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.

e) No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller’ representatives or affiliates, in purchasing the Stock.

5. Termination. Buyer or Seller may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date, terminate this Agreement.

6. Governing Law. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Nevada.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

8. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9. Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer.

11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

12. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

13. Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

Seller

DB Holdings, Inc.

/s/ Dan Knoller
By:	Dan Knoller
It’s	President

Buyer

Beachfront Comforts, Inc.

/s/ Adam Businger
By:	Adam Businger
It’s	President